UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                      December 13, 2004 (December 9, 2004)

                                 INVESTOOLS INC.
              Exact Name of Registrant as Specified in its Charter


     DELAWARE                           0-31226                 76-0685039
State of Incorporation         (Commission File Number)    (I.R.S. Employer
  or Organization                                          Identification No.)


   5959 CORPORATE DRIVE, SUITE LL 250 HOUSTON, TEXAS         77036
        Address of Principal Executive Offices              Zip Code


                                 (281) 588-9700
                         Registrant's telephone number,
                               including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (d)     Election of Director.

     On December 9, 2004, the Board of Directors of INVESTools Inc. (the "Company"), acting pursuant to authority granted by the Company's Amended and Restated Bylaws, increased the size of the Board from five (5) to six (6) persons and elected F. Warren McFarlan as a Director of the Company to fill the newly created directorship. As a Class III Director of the Company, Mr. McFarlan's term will expire at the 2007 Annual Meeting of Stockholders. Mr. McFarlan was appointed to the Audit and Compensation Committees of the Company's Board of Directors.

     There is no arrangement or understanding between Mr. McFarlan and any other person pursuant to which he was selected as a Board member. There is not currently, nor has there been in the past, any transactions to which the Company, any of its subsidiaries or affiliates and Mr. McFarlan has or had a direct or indirect material interest.

Item 8.01       Other Events.

     On December 9, 2004, the Company's Board of Directors appointed Douglas T. Tansill, who has served on the Company's Board of Directors since October 2003, as lead director. In this capacity, Mr. Tansill will aid and assist the Chairman of the Board, as well as other Board members, in managing the affairs of the Board and the Company and in assuring effective corporate governance.

Item 9.01       Financial Statements and Exhibits.

        (c)     Exhibits.

        10.1    Press Release dated December 13, 2004 Issued by the Company.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                INVESTOOLS, INC.


                                By:/s/ Paul A. Helbling
                                   -----------------------------------------
                                   Paul A. Helbling
                                   Chief Financial Officer

Dated: December 13, 2004



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                                  EXHIBIT INDEX

No.             Description
---             -----------

10.1          Press Release dated December 13, 2004 Issued by the Company.